UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 23, 2011
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34865	33-0811062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5887 Copley Drive,
San Diego, California 92111
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     On May 23, 2011, Cricket Communications, Inc. ( “Cricket,”), a Delaware corporation and wholly owned subsidiary of Leap Wireless International, Inc., a Delaware corporation ( “Leap”), completed the closing of the sale of $400 million aggregate principal amount of additional 7.75% senior notes due 2020 (the “Notes”). The Notes are guaranteed (collectively, the “Guarantees”) by Leap and Cricket License Company, LLC, a wholly owned subsidiary of Cricket, and any future restricted subsidiaries of Leap or Cricket that guarantee any indebtedness of Cricket or any guarantor of the Notes (collectively, the “Guarantors,” and together with Cricket, “we,” “our” or “us”).
     The Notes were issued by Cricket pursuant to an Indenture, dated as of November 19, 2010 (the “Indenture”), by and among Cricket, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which governs the terms of the Notes. A copy of the Indenture, which includes the form of the Notes, was filed as Exhibit 4.1 to Leap’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2010 and is incorporated herein by reference.
     We intend to use the net proceeds from the Notes offering (which are estimated to be approximately $392.7 million, after deducting discounts, commissions and estimated offering expenses) for working capital and other general corporate purposes, which may include accelerated deployment of next-generation LTE network technology and/or opportunistic acquisitions.
     The initial purchasers of the Notes included, among others, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. Certain of the initial purchasers and their affiliates have performed, and may in the future perform, financial advisory, investment banking and commercial banking services in the ordinary course of business for us, for which they have received, or will receive, customary fees and expenses.
     A brief description of the terms of the Notes and the Indenture follows:
     Interest. The Notes will bear interest at a rate of 7.75% per year, payable semi-annually in arrears in cash on April 15 and October 15 of each year, beginning on October 15, 2011. Cricket will make each interest payment to the holders of record of the Notes on the immediately preceding April 1 and October 1. Holders of the Notes will be entitled to additional interest on the Notes under certain circumstances pursuant to the terms of the Registration Rights Agreement (discussed below), which will be paid, if applicable, on the same dates as interest on the Notes.
     Maturity. The Notes will mature on October 15, 2020, unless earlier redeemed or repurchased.
     Ranking. The Notes and the Guarantees are our general senior unsecured obligations, rank equally in right of payment with all of our existing and future senior unsecured indebtedness, are effectively junior to our existing and future secured indebtedness, including Cricket’s 7.75% senior secured notes due 2016, to the extent of the value of the collateral securing such indebtedness, are effectively junior to existing and future liabilities of our subsidiaries that are not Guarantors and of our designated entities, and are senior in right of payment to any of our future subordinated indebtedness.

     Redemption. We may redeem the Notes, in whole or in part, at any time on or after October 15, 2015 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest. Prior to October 15, 2015, we may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the applicable premium, plus accrued and unpaid interest and additional interest, if any. In addition, prior to October 15, 2013, we may redeem up to 35% of the Notes with the net cash proceeds from specified equity offerings at the redemption price set forth in the Indenture; however, we may only make these redemptions if at least 50% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding after such redemptions. We are not required to make mandatory redemption or sinking fund payments with respect to the Notes.
     If a “change of control” occurs (which includes, among other things, a person or group becoming the beneficial owner of 35% or more of Leap’s equity securities (other than a transaction where immediately after such transaction Leap will be a wholly owned subsidiary of a person of which no person or group is the beneficial owner of 35% or more of such person’s voting stock); a sale of all or substantially all of the assets of Leap and its restricted subsidiaries; or a change in a majority of the members of Leap’s board of directors that is not approved by the board), each holder of Notes may require us to repurchase all of such holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest. If 90% or more of the outstanding Notes are purchased in a change of control offer, we may redeem the remaining notes.
     Covenants. The Indenture contains covenants limiting our ability to, among other restrictions: incur additional debt; create liens or other encumbrances; place limitations on distributions from restricted subsidiaries; pay dividends, make investments, prepay subordinated indebtedness or make other restricted payments; issue or sell capital stock of restricted subsidiaries; issue guarantees; sell or otherwise dispose of all or substantially all of our assets; enter into transactions with our affiliates; and make acquisitions or merge or consolidate with another entity. If the Notes are rated investment grade by two out of three rating agencies and we are not in default under the Indenture, certain of the covenants in the Indenture will be suspended.
     Events of Default. Subject to the terms and conditions of the Indenture, each of the following, among other events, constitutes an event of default under the Indenture: (a) our failure to pay interest, additional interest pursuant to the terms of the Registration Rights Agreement, if any, or principal on the Notes when due; (b) our failure to comply with certain covenants in the Indenture; (c) our default under any mortgage, indenture or similar instrument evidencing indebtedness of $25.0 million or more either at maturity or which default results in the acceleration of such indebtedness; (d) our failure to satisfy certain final judgments when due; and (e) certain bankruptcy events. Upon the occurrence of an event of default under the Indenture, the principal and accrued interest under the Notes then outstanding may be declared due and payable.
     Securities Laws. The Notes were issued through a private placement to qualified institutional buyers pursuant to Rule 144A and outside the U.S. in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act, are subject to restrictions on transfer and may only be offered or sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to the public generally to subscribe for or otherwise acquire the Notes.

     Registration Rights. In connection with the sale of the Notes, on May 23, 2011, we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the representatives of the initial purchasers of the Notes, under which we have agreed to use our reasonable best efforts to prepare and file with the SEC a registration statement with respect to an offer to exchange the Notes and the Guarantees for debt securities and guarantees identical in all material respects to the Notes and the Guarantees (subject to limited exceptions) or, under certain circumstances, to prepare and file a shelf registration statement to cover the resale of the Notes and the Guarantees by the holders thereof. If we do not comply with certain of our obligations under the Registration Rights Agreement, we will be obligated to pay additional interest in the amounts and for the periods of time set forth in the Registration Rights Agreement. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
     The foregoing summaries of the Indenture, the Notes and the Registration Rights Agreement are qualified in their entirety by the terms of such agreements, each of which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) The following exhibits are filed herewith:

Exhibit No.	Description
4.1
Registration Rights Agreement, dated as of May 23, 2011, among Cricket, the Guarantors and Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc., as representatives of the Initial Purchasers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: May 23, 2011	By:	/s/ ROBERT J. IRVING, JR.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1
Registration Rights Agreement, dated as of May 23, 2011, among Cricket, the Guarantors and Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc., as representatives of the Initial Purchasers.